                                                                     EXHIBIT 4.5
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                     CONSECO FINANCE HOME LOAN TRUST 1999-G



                            ADMINISTRATION AGREEMENT

                                      among

                     CONSECO FINANCE HOME LOAN TRUST 1999-G
                                    as Issuer

                                       and

                         CONSECO FINANCE SERVICING CORP.
                                as Administrator

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION
         not in its individual capacity but solely as Indenture Trustee


                          Dated as of September 1, 1999




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

         This ADMINISTRATION AGREEMENT dated as of September 1, 1999 (this "Agreement"), among Conseco Finance Home Loan Trust 1999-G, a Delaware business trust (the "Issuer"), Conseco Finance Servicing Corp., a Delaware corporation, as administrator (the "Administrator"), and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                                   WITNESSETH:

         WHEREAS, the Issuer is issuing eight classes of Notes (collectively, the "Notes"), pursuant to the Indenture dated as of September 1, 1999 (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, and the Issuer is issuing three classes of Certificates (the "Certificates") pursuant to the Trust Agreement, dated as of September 1, 1999 (as amended and supplemented from time to time, the "Trust Agreement"), between Wilmington Trust Company, as owner trustee (the "Owner Trustee") and Conseco Finance Securitizations Corp., as depositor (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement or the Indenture);

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Certificates including: (i) the Trust Agreement, (ii) a Sale and Servicing Agreement dated as of September 1, 1999 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Issuer, Conseco Finance Corp., a Delaware corporation, as originator (in such capacity, the "Originator"), guarantor (in such capacity, the "Guarantor") and servicer (in such capacity, the "Servicer") and Conseco Finance Securitizations Corp., as seller (in such capacity, the "Seller"), (iii) a Letter of Representations dated November 16, 1999 (as amended and supplemented from time to time, the "Note Depository Agreement"), among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company ("DTC") relating to the Notes; (iv) a Letter of Representations dated November 16, 1999 (as amended and supplemented from time to time, the "Certificate Depository Agreement"), among the Issuer, the Owner Trustee, the Administrator and DTC; and
(v) the Indenture (the Trust Agreement, the Sale and Servicing Agreement, the Note Depository Agreement, the Certificate Depository Agreement and the Indenture being referred to hereinafter collectively as the "Related Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the Certificates (the registered holders of such interests being referred to herein as the "Owners");

         WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Duties of the Administrator.

         (a) Duties with Respect to the Note Depository Agreement, the Certificate Depository Agreement and the Indenture.

                  (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer and the Owner Trustee under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Indenture, the Note Depository Agreement and the Certificate Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture, the Note Depository Agreement and the Certificate Depository Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Indenture, the Note Depository Agreement and the Certificate Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                           (A) the duty to cause the Note Register to be kept
                  and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

                           (B) the notification of Noteholders of the final
                  principal payment on their Notes (Section 2.07(b));

                           (C) the preparation of or obtaining of the documents
                  and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

                           (D) the preparation, obtaining or filing of the
                  instruments, opinions and certificates and other documents required for the release of collateral (Section 4.04);

                           (E) the duty to cause newly appointed Paying Agents,
                  if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                           (F) the direction to the Indenture Trustee to deposit
                  moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

                           (G) the obtaining and preservation of the Issuer's
                  qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Indenture Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

                           (H) the preparation of all supplements and amendments
                  to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (Section 3.05);

                           (I) the delivery of the Opinion of Counsel on the
                  Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

                           (J) the identification to the Indenture Trustee in an
                  Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

                           (K) the notification of the Indenture Trustee and the
                  Rating Agencies of an Event of Termination under the Sale and Servicing Agreement and, if such an Event of Termination arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Loans, the taking of all reasonable steps available to remedy such failure (Sections 3.07(d));

                           (L) the duty to cause the Servicer to fulfill its
                  obligations under the Sale and Servicing Agreement (Section 3.14);

                           (M) the preparation and obtaining of documents and
                  instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.11(b));

                           (N) the delivery of written notice to the Indenture
                  Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Servicer or the Seller under the Sale and Servicing Agreement (Section 3.18);

                           (O) the monitoring of the Issuer's obligations as to
                  the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and (if required) the Independent Certificate relating thereto (Section 4.01);

                           (P) the compliance with any written directive of the
                  Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

                           (Q) the preparation and delivery of notice to
                  Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

                           (R) the preparation of any written instruments
                  required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.08 and 6.10);

                           (S) the furnishing of the Indenture Trustee with the
                  names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

                           (T) the preparation and, after execution by the
                  Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.03);

                           (U) the opening of one or more accounts in the
                  Issuer's name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Section 8.02 and 8.03);

                           (V) the preparation of Issuer Orders and the
                  obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

                           (W) the execution and delivery of new Notes
                  conforming to any supplemental Indenture (Section 9.06);

                           (X) the duty to notify Noteholders of redemption of
                  the Notes or to cause the Indenture Trustee to provide such notification (Section 10.02);

                           (Y) the preparation and delivery of all Officer's
                  Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

                           (Z) the preparation and delivery of Officer's
                  Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

                           (AA) the notification of the Rating Agencies, upon
                  the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section
                  11.04 of the Indenture (Section 11.04);

                           (AB) the preparation and delivery to Noteholders and
                  the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

                           (AC) the recording of the Indenture, if applicable
                  (Section 11.15); and

                           (AD) the preparation of Definitive Notes in
                  accordance with the Instructions of the Depository (Section 2.11).

                  (ii) The Administrator will:

                           (A) pay the Indenture Trustee (and any separate
                  trustee or co-trustee appointed pursuant to Section 6.10 of the Indenture (a "Separate Trustee")) from time to time reasonable compensation for all services rendered by the Indenture Trustee or Separate Trustee, as the case may be, under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                           (B) except as otherwise expressly provided in the
                  Indenture, reimburse the Indenture Trustee or any Separate Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Separate Trustee, as the case may be, in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                           (C) indemnify the Indenture Trustee and any Separate
                  Trustee and their respective agents for, and hold them harmless against any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

                           (D) indemnify the Owner Trustee and its agents for,
                  and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

         (b) Additional Duties.

                  (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates, notices and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements or Section 5.5(a)(i), (ii), (iii) or (v) of the Trust Agreement or
         Section 7.04(b) or (c) of the Sale and Servicing Agreement, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Indenture Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include the obtainment and maintenance of any licenses required to be obtained or maintained by the Issuer under the Delaware business trust statute (Chapter 38 of Title 12 of The Delaware Code, 12 Del. Code ss. 3801 et seq. (the "Delaware Business Trust Statute"). In addition, the Administrator shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any amendment to the Delaware Business Trust Statute that would affect the duties or obligations of the Indenture Trustee or the Owner Trustee under any Related Agreement and shall assist the Indenture Trustee or the Owner Trustee in its obtainment and maintenance of any licenses required to be obtained or maintained by the Indenture Trustee or the Owner Trustee thereunder. In connection therewith, the Administrator shall cause the Seller to pay all fees and expenses under such Act.

                  (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section 5.2(f) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties set forth in Section 5.5(a)(i), (ii), (iii), (iv) and (v) of the Trust Agreement with respect to, among other things, accounting and reports to Owners.

                  (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Issuer payable by the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee, which shall perform the obligations of the Administrator thereunder.

                  (v) The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

                  (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (c) Non-Ministerial Matters.

                  (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any such action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial" shall include, without limitation:

                           (A) the amendment of or any supplement to the
                  Indenture;

                           (B) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Loans or Eligible Investments);

                           (C) the amendment, change or modification of the
                  Related Agreements;

                           (D) the appointment of successor Note Registrars,
                  successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                           (E) the removal of the Indenture Trustee.

                  (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not,
         (x) make any payments to the Noteholders under the Related Agreements,
         (y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or
         Section 9.3 of the Trust Agreement or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

         2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Seller and the Servicer at any time during normal business hours.

         3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a monthly fee to be determined by the Seller and the Administrator, which shall be solely an obligation of the Seller.

         4. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Indenture Collateral as the Issuer shall reasonably request.

         5. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         6. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them, or (iii) shall be deemed to confirm on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         8. Term of Agreement; Resignation and Removal of Administrator.

         (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

         (b) The Administrator may resign from its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

         (c) The Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

         (d) At the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                  (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                  (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                  (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

         The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

         (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

         (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         (g) Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such successor Servicer shall automatically become the Administrator under this Agreement.

         9. Action Upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to
Section 8(a) deliver to the Issuer all property and documents of or relating to the Indenture Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or
(c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

         (a) If to the Issuer or the Owner Trustee, to:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890-0001
                           Attn:  Corporate Trust Administration

         (b) If to the Administrator, to:

                           Conseco Finance Servicing Corp.
                           1100 Landmark Towers
                           345 St. Peter Street
                           St. Paul, Minnesota  55102-1639
                           Attn:  Chief Financial Officer

         (c) If to the Indenture Trustee, to:

                           U.S. Bank Trust National Association
                           180 East Fifth Street
                           St. Paul, Minnesota  55101
                           Attn: Corporate Trust Administration, Structured Finance

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

         11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator, the Indenture Trustee with the written consent of the Owner Trustee, the holders of Notes evidencing a Note Majority of each Class, and the holders of Certificates evidencing a Certificate Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Seller and the Company, which permission shall not be unreasonably withheld.

         12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

         16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Not Applicable to Conseco Finance Servicing Corp. in Other Capacities. Nothing in this Agreement shall affect any obligation Conseco Finance Servicing Corp. may have in any other capacity.

         18. Limitation of Liability of Owner Trustee and Indenture Trustee.

         (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by U.S. Bank Trust National Association not in its individual capacity but solely as Indenture Trustee and in no event shall U.S. Bank Trust National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         19. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         20. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of Conseco Finance Home Loan Trust 1999-G, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                             CONSECO FINANCE HOME LOAN TRUST 1999-G

                             By  WILMINGTON TRUST COMPANY, not in its
                                 individual capacity but solely as Owner Trustee


                             By: /s/ James P. Lawler
                                 --------------------------------------------
                                 James P. Lawler
                                 Vice President



                             U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee


                             By: /s/ Laurie A. Howard
                                 --------------------------------------------
                                 Laurie A. Howard
                                 Vice President



                             CONSECO FINANCE SERVICING CORP.,
                                as Administrator


                             By: /s/ Brian F. Corey
                                 --------------------------------------------
                                 Brian F. Corey
                                 Senior Vice President and Secretary

                                    EXHIBIT A



                                POWER OF ATTORNEY


STATE OF     )
             )
COUNTY OF    )


         KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for Conseco Finance Home Loan Trust 1999-G (the "Trust"), does hereby make, constitute and appoint Conseco Finance Servicing Corp., as administrator under the Administration Agreement dated as of September 1, 1999 (the "Administration Agreement"), among the Trust, Conseco Finance Servicing Corp. and U.S. Bank Trust National Association, as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Related Documents, or pursuant to Section 5.5(a)(i), (ii),
(iii), (iv) or (v) of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining the Trust, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

         All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

         Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

         EXECUTED this 16th day of November, 1999.

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity but solely as Owner Trustee


                                 By:
                                     -----------------------------------------
                                     Name:
                                     Title:


STATE OF      )
              )
COUNTY OF     )


         Before me, the undersigned authority, on this day personally appeared _________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.


Sworn to before me this 16th day of November, 1999.



Notary Public - State of ___________________

                                       A-2